Oppenheimer Fund
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  07/28/86                0.0000         1.0200             10.420
  10/27/86                0.0200         0.0300             10.110
  01/26/86                0.0000         0.0500             11.000
  04/27/87                0.0000         0.0500             11.820
  07/31/87                0.0000         1.8400             10.840
  10/23/87                0.0500         0.0000              7.670
  12/24/87                0.0400         0.5100              7.690
  03/25/88                0.0400         0.0100              7.930
  06/24/88                0.0400         0.0000              8.390
  09/23/88                0.0400         0.0000              7.970
  12/23/88                0.0500         0.0460              7.870
  03/23/89                0.0400         0.0000              8.280
  06/23/89                0.0400         0.0000              9.470
  09/22/89                0.0400         0.0000              9.750
  12/22/89                0.1250         0.4100              9.000
  03/23/90                0.0400         0.0000              8.960
  06/22/90                0.0400         0.0000              9.050
  09/21/90                0.0400         0.0000              8.220
  12/21/90                0.0950         0.4830              8.020
  03/22/91                0.0400         0.0000              9.140
  06/21/91                0.0400         0.0000              9.520
  09/20/91                0.0400         0.0000              9.720
  12/20/91                0.1980         0.2720              9.000
  03/27/92                0.0400         0.0000              9.780
  06/26/92                0.0400         0.0000              9.560
  09/25/92                0.0400         0.0000              9.730
  12/28/92                0.0440         0.4660              9.860
  03/26/93                0.0200         0.0000             10.020
  12/27/93                0.0330         0.4495             10.870
  12/27/94                0.0214         1.0829              9.800
  12/26/95                0.1287         0.9605             11.100

Class B Shares
  12/26/95                0.1282         0.9605             11.080

Class C Shares
  12/27/93                0.0200         0.4495             10.870
  12/27/94                0.0000         1.0829              9.710
  12/26/95                0.0649         0.9605             10.940

Oppenheimer Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 06/30/96:

   The formula for calculating average annual total return is as follows:

         1                      ERV n
   --------------- = n         (---) - 1 = average annual total return
   number of years          P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                     Five Year

  $1,107.99 1            $1,767.88 .2
 (---------) - 1 = 10.80%   (---------)   - 1 = 12.07%
   $1,000                  $1,000

  Ten Year

  $2,241.49 .1
 (---------) - 1 =  8.41%
   $1,000

Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the inception year:

  Inception

  $1,068.63 1.5063
 (---------) - 1 = 10.52%
   $1,000

Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                     Inception

  $1,155.10 1            $1,364.35 .3875
 (---------) - 1 = 15.51%   (---------)   - 1 = 12.79%
   $1,000                  $1,000

Oppenheimer Fund
Page 3



1. Average Annual Total Returns for the Periods Ended 06/30/96 (continued):

Examples at NAV:

Class A Shares

  One Year                      Five Year

  $1,175.58 1            $1,875.79 .2
 (---------) - 1 = 17.56%    (---------)   - 1 = 13.41%
   $1,000                   $1,000

  Ten Year

  $2,378.20 .1
 (---------) - 1 =  9.05%
   $1,000


Class B Shares

  Inception

  $1,118.64 1.5063
 (---------) - 1 = 18.40%
   $1,000


Class C Shares

  One Year                     Inception

  $1,165.10 1            $1,364.35 .3875
 (---------) - 1 = 16.51%    (---------)   - 1 = 12.79%
   $1,000                   $1,000

Oppenheimer Fund
Page 4


2.  Cumulative Total Returns for the Periods Ended 06/30/96:

    The formula for calculating cumulative total return is as follows:

      ERV - P
      ------- = Cumulative Total Return
         P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                       Five Year

    $1,107.99 - $1,000                  $1,767.88 - $1,000
    ------------------  =  10.80%       ------------------  = 76.79%
         $1,000                              $1,000

    Ten Year

    $2,241.49 - $1,000
    ------------------  = 124.15%
         $1,000


Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the inception year:

    Inception Year

    $1,068.63 - $1,000
    ------------------  =   6.86%
         $1,000


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

    One Year                       Inception Year

    $1,155.10 - $1,000                  $1,364.35 - $1,000
    ------------------  = 15.51%        ------------------  = 36.44%
         $1,000                               $1,000

Oppenheimer Fund
Page 5


2.  Cumulative Total Returns for the Periods Ended 06/30/96 (Continued):

Examples at NAV:

Class A Shares

    One Year                       Five Year

    $1,175.58 - $1,000                  $1,875.79 - $1,000
    ------------------  =  17.56%       ------------------  = 87.58%
         $1,000                               $1,000

    Ten Year

    $2,378.20 - $1,000
    ------------------  = 137.82%
         $1,000

Class B Shares

    Inception Year

    $1,118.64 - $1,000
    ------------------  =  11.86%
         $1,000

Class C Shares

    One Year                       Inception Year

    $1,165.10 - $1,000                  $1,364.35 - $1,000
    ------------------  =  16.51%       ------------------  = 36.44%
         $1,000                                $1,000